UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 1, 2024

Chicago Rivet & Machine Co.

(Exact Name of Registrant as Specified in Its Charter)

Illinois	000-01227	36-0904920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CVR	NYSE American (Trading privileges only, not registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, following the recommendation by its Nominating Committee, the Board of Directors (the “Board”) of Chicago Rivet & Machine Co. (the “Company”) appointed Karen G. Ong to the Board of Directors of the Company to serve until the Company’s next Annual Meeting of Shareholders, which is scheduled to be held on Tuesday, May 14, 2024.  Ms. Ong, age 52, currently serves, and has served since July 2015, as the President and Chief Operating Officer, and as a Director, of Algonquin State Bank.  In addition, Ms. Ong is a certified public accountant.  Prior to her current position, Ms. Ong worked for several years as a certified public accountant for RSM and Grant Thornton and as Tax Director for MB Financial Bank.  The Board has also appointed Ms. Ong to the Board’s Audit Committee.

There is no arrangement or understanding between Ms. Ong and any other persons pursuant to which she was selected as a director of the Company. There are no transactions between Ms. Ong or any member of her immediate family and the Company or any of its subsidiaries that would be required to be disclosed as a related party transaction under the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

By: /s/ Gregory D. Rizzo
Date: March 7, 2024	Gregory D. Rizzo
Chief Executive Officer